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                                                                    EXHIBIT 23.1




                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Franklin Financial Corporation:

We consent to the incorporation by reference in this Registration Statement of Franklin Financial Corporation on Form S-8 of our report dated March 6, 2000, appearing in the Annual Report on Form 10-K of Franklin Financial Corporation for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




DELOITTE & TOUCHE, LLP


Nashville, Tennessee
December 27, 2000